As filed with the Securities and Exchange Commission on September 25, 2006
                                                Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ___________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ___________

                               MOVADO GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              NEW YORK                                       13-2595932
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                      Identification Number)

                                  ___________

               650 FROM ROAD                                    07652
            PARAMUS, NEW JERSEY                               (Zip Code)
  (Address of Principal Executive Office)

                  MOVADO GROUP, INC. DEFERRED COMPENSATION PLAN
                                 FOR EXECUTIVES
                            (Full title of the plan)
                               __________________

                                TIMOTHY F. MICHNO
                                 GENERAL COUNSEL
                               MOVADO GROUP, INC.
                                  650 FROM ROAD
                            PARAMUS, NEW JERSEY 07652
                     (Name and address of agent for service)

                                 (201) 267-8000
          (Telephone number, including area code, of agent for service)
                               __________________

                                    Copy to:
                              LAWRENCE G. WEE, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE    AMOUNT TO BE  OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
            REGISTERED             REGISTERED          SHARE               PRICE         REGISTRATION FEE
=========================================================================================================
Common Stock, par value $0.01
     per share (1)...........          67,000         $23.43 (2)        $1,569,810 (3)        $184.77
---------------------------------------------------------------------------------------------------------
Deferred Compensation
     Obligations(4)..........     $14,000,000           100%           $14,000,000          $1,647.80
---------------------------------------------------------------------------------------------------------

-----------------------------
(1) Represents Common Stock issuable under the Movado Group, Inc. Deferred Compensation Plan for Executives.
(2) Estimated solely for purposes of calculating the registration fee and calculated pursuant to Rule 457(c), based on the average of the high and low sale prices of the Common Stock on September 18, 2006 as reported on the New York Stock Exchange.
(3)  Estimated solely for purposes of calculating the registration fee.
(4) The Deferred Compensation Obligations are unsecured obligations of Movado Group, Inc. to pay deferred compensation in the future in accordance with the terms of the Movado Group, Inc. Deferred Compensation Plan for Executives.
===============================================================================

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, the registrant, Movado Group, Inc. (the "Registrant"), is filing this registration statement with respect to the issuance of (i) an additional 67,000 shares of its Common Stock, par value $0.01 per share (the "Common Stock") issuable under the Movado Group, Inc. Deferred Compensation Plan For Executives (the "Plan") and (ii) an additional $14,000,000 of deferred compensation obligations (the "Deferred Compensation Obligations") which represent general unsecured obligations of the Company to pay certain compensation amounts in the future to participating employees in accordance with the terms of the Plan. On October 11, 1996, the Registrant filed a registration statement (the "Original Registration Statement") on Form S-8 (File No. 333- 13927) with respect to the issuance of the Common Stock and the Deferred Compensation Obligations under the Plan. The contents of the Original Registration Statement are hereby incorporated in this registration statement by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Movado Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey on this 25th day of September, 2006.

                                 MOVADO GROUP, INC.


                                 By:  /s/ Gedalio Grinberg
                                      ----------------------------------------
                                      Name:  Gedalio Grinberg
                                      Title: Chairman of the Board of Directors


         Each person whose signature appears below constitutes and appoints Efraim Grinberg, Richard J. Cote and Timothy F. Michno, and each of them as his or her attorney, with full power of substitution and resubstitution, for and in his or her name, place and stead, to sign and file the proposed Registration Statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


        SIGNATURE                            TITLE
        ---------                            -----

/s/ Gedalio Grinberg            Chairman of the Board of Directors
-----------------------
    Gedalio Grinberg


/s/ Efraim Grinberg             President and Chief Executive Officer
--------------------------
    Efraim Grinberg


/s/ Richard J. Cote             Executive Vice President and Chief
--------------------------      Operating Officer
    Richard J. Cote


/s/ Eugene J. Karpovich         Senior Vice President and Chief Financial
--------------------------      Officer
    Eugene J. Karpovich


/s/ Margaret Hayes Adame        Director
--------------------------
    Margaret Hayes Adame


/s/ Donald Oresman              Director
--------------------------
    Donald Oresman


/s/ Leonard L. Silverstein      Director
--------------------------
    Leonard L. Silverstein

        SIGNATURE                            TITLE
        ---------                            -----

/s/ Alan H. Howard              Director
--------------------------
    Alan H. Howard


/s/ Nathan Leventhal            Director
--------------------------
    Nathan Leventhal


/s/ Richard D. Isserman         Director
--------------------------
    Richard D. Isserman

                                  EXHIBIT INDEX

 EXHIBIT                                                           SEQUENTIAL
  NUMBER                   DESCRIPTION OF EXHIBIT                 PAGE NUMBER
--------         ----------------------------------------------   -----------
    5      --    Opinion of Timothy F. Michno regarding
                    legality of the securities being registered
   23(a)   --    Consent of PricewaterhouseCoopers LLP
   23(b)   --    Consent of Timothy F. Michno (included in the
                    opinion filed as Exhibit 5)
   24      --    Power of Attorney (included on signature page
                    of this Registration Statement)



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